Redfin Reports Second Quarter 2022 Financial Results

SEATTLE - August 4, 2022 - Redfin Corporation (NASDAQ: RDFN) today announced results for its second quarter ended June 30, 2022.

Second Quarter 2022
Second quarter revenue was $606.9 million, an increase of 29% compared to the second quarter of 2021. Gross profit was $118.0 million, a decrease of 6% year-over-year. Real estate services gross profit was $74.1 million, a decrease of 16% year-over-year, and real estate services gross margin was 29%, compared to 35% in the second quarter of 2021.

Net loss was $78.1 million, compared to a net loss of $27.9 million in the second quarter of 2021. Net loss attributable to common stock was $78.5 million. Net loss per share attributable to common stock, diluted, was $0.73, compared to net loss per share, diluted, of $0.29 in the second quarter of 2021.

Adjusted EBITDA loss was $28.6 million, compared to adjusted EBITDA income of $2.8 million in the second quarter of 2021.

“The housing market took a turn for the worse in the second quarter,” said Redfin CEO Glenn Kelman. “But I have never been more proud of how this company has responded: we cut costs, grew traffic, accelerated share gains and loyalty sales, lowered voluntary attrition and, for the first time since April 2020, improved the rate at which people buying homes stuck with a Redfin agent. Our rentals business recorded its first quarter-over-quarter revenue gain since 2017, and re-launched itself across every platform as Rent. Best of all, the rate at which Redfin homebuyers got a Redfin mortgage hit 15% in July, a near doubling of the all-time high before 2022. For the quarter, title attach rates more than doubled year over year. There will be more market ups and downs in the road ahead, but our whole engine to drive traffic, brokerage share, customer value and monetization is running more efficiently than ever.”

Second Quarter Highlights
•Reached market share of 0.82% of U.S. existing home sales by units in the second quarter of 2022, an increase of 5 basis points from the second quarter of 2021.(1)
•Redfin’s mobile apps and website reached nearly 53 million average monthly users in the second quarter, an increase of 9% compared to the second quarter of 2021.
•Expanded listing coverage from 91% to 94% of the U.S. population, adding 52 new MLSs.
•Made significant progress with the integration of Bay Equity, ending the second quarter with attach rates of 11% for the month of June, up from an attach rate of 6% in March.
•Improved customer retention, with loyalty mix at 35% in the second quarter, up from 33% in the prior year.
•Relaunched our rentals business under a new brand, Rent., with a newly redesigned consumer app experience, and updated solutions website.
•Delivered improved software for customers, agents, partners and renovations staff including:
◦Added internet provider and speed data to U.S. home listings, making our most-requested feature available to potential homebuyers.
◦Released Mobile Agent Tools in the Apple App Store, making it easier for agents to have the latest and greatest version of our software while on the go.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of August 4, 2022, and are subject to substantial uncertainty.

For the third quarter of 2022 we expect:
•Total revenue between $590 million and $627 million, representing a year-over-year growth between 9% and 16% compared to the third quarter of 2021. Included within total revenue are real estate services segment revenue between $200 million and $208 million, properties segment revenue between $305 million and $330 million, rentals revenue between $37 million and $38 million and mortgage revenue between $45 million and $48 million.
•Total net loss is expected to be between $87 million and $79 million, compared to net loss of $19 million in the third quarter of 2021. This guidance includes approximately $37 million in total marketing expenses, $19 million of stock-based compensation, $16 million of depreciation and amortization, and $5 million of net interest expense. Adjusted EBITDA loss is expected to be between $47 million and $39 million. Furthermore, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

(1) Prior to the second quarter of 2022, we reported our U.S. market share based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which we computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set. Due to these changes, we are now reporting our U.S. market share based on the number of homes sold, rather than the dollar value of homes sold. Our market share by number of homes sold has historically been lower than our market share by dollar value of homes sold.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2021, as supplemented by our quarterly report for the quarter ended June 30, 2022, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measure
To supplement our consolidated financial statements that are prepared and presented in accordance with GAAP, we also compute and present adjusted EBITDA, which is a non-GAAP financial measure. We believe adjusted EBITDA is useful for investors because it enhances period-to-period comparability of our financial statements on a consistent basis and provides investors with useful insight into the underlying trends of the business. The presentation of this financial measure is not intended to be considered in isolation or as a substitute of, or superior to, our financial information prepared and presented in accordance with GAAP. Our calculation of adjusted EBITDA may be different from adjusted EBITDA or similar non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Our adjusted EBITDA, on a consolidated basis and for each reportable segment, for the three months ended June 30, 2022 and 2021 is presented below, along with a reconciliation of adjusted EBITDA to net loss. The reconciliation of adjusted EBITDA to net loss for the three months ended September 30, 2022 is also below.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, instant home-buying (iBuying), rentals, lending, title insurance, and renovations services. We sell homes for more money and charge half the fee. We also run the country's #1 real estate brokerage site. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can take an instant cash offer from Redfin or have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 6,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$379,922	$591,003
Restricted cash	28,279	127,278
Short-term investments	82,506	33,737
Accounts receivable, net of allowances for credit losses of $1,655 and $1,298	86,082	69,594
Inventory	377,518	358,221
Loans held for sale	306,364	35,759
Prepaid expenses	30,775	22,948
Other current assets	18,378	7,524
Total current assets	1,309,824	1,246,064
Property and equipment, net	59,709	58,671
Right-of-use assets, net	54,321	54,200
Mortgage servicing rights, at fair value	35,050	—
Long-term investments	52,989	54,828
Goodwill	461,349	409,382
Intangible assets, net	181,766	185,929
Other assets, noncurrent	12,720	12,898
Total assets	$2,167,728	$2,021,972
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$20,237	$12,546
Accrued and other liabilities	161,803	118,122
Warehouse credit facilities	298,303	33,043
Secured revolving credit facility	156,540	199,781
Convertible senior notes, net	—	23,280
Lease liabilities	18,180	15,040
Total current liabilities	655,063	401,812
Lease liabilities, noncurrent	50,920	55,222
Convertible senior notes, net, noncurrent	1,239,873	1,214,017
Deferred tax liabilities	728	1,201
Total liabilities	1,946,584	1,672,252
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	39,891	39,868
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 108,415,939 and 106,308,767 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	108	106
Additional paid-in capital	723,251	682,084
Accumulated other comprehensive loss	(990)	(174)
Accumulated deficit	(541,116)	(372,164)
Total stockholders’ equity	181,253	309,852
Total liabilities, mezzanine equity, and stockholders’ equity	$2,167,728	$2,021,972

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Service	$344,309	$298,870	$561,902	$474,463
Product	262,606	172,445	642,359	265,171
Total revenue	606,915	471,315	1,204,261	739,634
Cost of revenue(1)
Service	232,886	177,762	398,695	312,613
Product	256,026	167,417	615,026	258,527
Total cost of revenue	488,912	345,179	1,013,721	571,140
Gross profit	118,003	126,136	190,540	168,494
Operating expenses
Technology and development(1)	51,506	41,488	101,146	69,166
Marketing(1)	56,743	55,398	100,085	67,200
General and administrative(1)	71,733	59,567	130,699	96,957
Restructuring and reorganization	12,677	—	18,386	—
Total operating expenses	192,659	156,453	350,316	233,323
Loss from operations	(74,656)	(30,317)	(159,776)	(64,829)
Interest income	554	135	774	293
Interest expense	(3,620)	(2,813)	(7,481)	(4,151)
Income tax (expense) benefit	(159)	5,052	(293)	5,052
Other (expense) income, net	(265)	65	(2,176)	(27)
Net loss	$(78,146)	$(27,878)	$(168,952)	$(63,662)
Dividends on convertible preferred stock	(350)	(1,878)	(1,144)	(4,214)
Net loss attributable to common stock—basic and diluted	$(78,496)	$(29,756)	$(170,096)	$(67,876)
Net loss per share attributable to common stock—basic and diluted	$(0.73)	$(0.29)	$(1.59)	$(0.65)
Weighted-average shares to compute net loss per share attributable to common stock—basic and diluted	107,396,575	104,391,337	107,032,381	103,912,212

Net loss	$(78,146)	$(27,878)	$(168,952)	$(63,662)
Other comprehensive income
Foreign currency translation adjustments	34	—	38	—
Unrealized gain on available-for-sale debt securities	217	84	778	134
Comprehensive loss	$(77,895)	$(27,794)	$(168,136)	$(63,528)

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$3,879	$3,758	$7,257	$6,736
Technology and development	7,700	5,771	15,665	11,532
Marketing	924	535	1,996	1,078
General and administrative	4,310	3,679	8,683	6,981
Total	$16,813	$13,743	$33,601	$26,327

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net loss	$(168,952)	$(63,662)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	31,140	18,018
Stock-based compensation	33,601	26,327
Amortization of debt discount and issuance costs	2,899	2,203
Non-cash lease expense	7,096	5,448
Net loss on IRLCs, forward sales commitments, and loans held for sale	2,721	238
Other	3,170	169
Change in assets and liabilities:
Accounts receivable, net	(6,791)	(22,312)
Inventory	(19,297)	(199,845)
Prepaid expenses and other assets	(2,852)	(7,137)
Accounts payable	5,964	15,766
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	5,529	26,915
Lease liabilities	(8,042)	(6,144)
Change in fair value of mortgage servicing rights, net	(878)	—
Origination of mortgage servicing rights	(964)	—
Proceeds from sale of mortgage servicing rights	774	—
Origination of loans held for sale	(1,641,377)	(488,274)
Proceeds from sale of loans originated as held for sale	1,587,759	478,652
Net cash used in operating activities	(168,500)	(213,638)
Investing activities
Purchases of property and equipment	(12,131)	(13,580)
Purchases of investments	(82,184)	(104,877)
Sales of investments	12,946	89,536
Maturities of investments	19,425	92,843
Cash paid for acquisition, net of cash acquired	(97,341)	(608,000)
Net cash used in investing activities	(159,285)	(544,078)
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	9,258	12,496
Tax payments related to net share settlements on restricted stock units	(3,743)	(16,530)
Borrowings from warehouse credit facilities	1,628,684	464,250
Repayments to warehouse credit facilities	(1,572,033)	(456,854)
Borrowings from secured revolving credit facility	326,025	230,608
Repayments to secured revolving credit facility	(369,266)	(130,788)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	561,529
Purchases of capped calls related to convertible senior notes	—	(62,647)
Payments for repurchases and conversions of convertible senior notes	—	(1,925)
Other financing payables	—	97
Principal payments under finance lease obligations	(414)	(353)
Cash paid for secured revolving credit facility issuance costs	(764)	(305)
Net cash provided by financing activities	17,747	599,578
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(42)	—
Net change in cash, cash equivalents, and restricted cash	(310,080)	(158,138)
Cash, cash equivalents, and restricted cash:
Beginning of period	718,281	945,820
End of period	$408,201	$787,682

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30 2020	Jun. 30, 2020
Monthly average visitors (in thousands)	52,698	51,287	44,665	49,147	48,437	46,202	44,135	49,258	42,537
Real estate services transactions
Brokerage	20,565	15,001	19,428	21,929	21,006	14,317	16,951	18,980	13,828
Partner	3,983	3,417	4,603	4,755	4,597	3,944	4,940	5,180	2,691
Total	24,548	18,418	24,031	26,684	25,603	18,261	21,891	24,160	16,519
Real estate services revenue per transaction
Brokerage	$11,692	$11,191	$10,900	$11,107	$11,307	$10,927	$10,751	$10,241	$9,296
Partner	2,851	2,814	2,819	2,990	3,195	3,084	3,123	2,988	2,417
Aggregate	10,258	9,637	9,352	9,661	9,850	9,233	9,030	8,686	8,175
U.S. market share by units(1)	0.82%	0.79%	0.78%	0.78%	0.77%	0.75%	0.68%	0.70%	0.66%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	59%	57%	61%	62%	64%	62%	63%	63%	63%
Average number of lead agents	2,640	2,750	2,485	2,370	2,456	2,277	1,981	1,820	1,399
RedfinNow homes sold	423	617	600	388	292	171	83	37	162
Revenue per RedfinNow home sold (in ones)	$604,120	$608,851	$622,519	$599,963	$571,670	$525,765	$471,895	$504,730	$444,757
Mortgage originations by dollars (in millions)	$1,565	$159	$242	$258	$261	$227	$206	$185	$161
Mortgage originations by units (in ones)	3,860	414	591	671	749	632	570	539	475
(1) Prior to the second quarter of 2022, we reported our U.S. market share based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which we computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set. Due to these changes, we are now reporting our U.S. market share based on the number of homes sold, rather than the dollar value of homes sold. Our market share by number of homes sold has historically been lower than our market share by dollar value of homes sold.

Supplemental Financial Information
Segment Reporting and Reconciliation of Adjusted EBITDA to Net Income (Loss)
(unaudited, in thousands)

	Three Months Ended June 30, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$251,809	$262,606	$38,248	$53,098	$5,894	$(4,740)	$606,915
Cost of revenue	177,698	255,839	7,901	46,316	5,898	(4,740)	488,912
Gross profit	74,111	6,767	30,347	6,782	(4)	—	118,003
Operating expenses
Technology and development	27,696	4,684	14,871	1,904	1,189	1,162	51,506
Marketing	40,765	821	13,086	1,843	71	157	56,743
General and administrative	24,341	3,210	21,824	9,450	850	12,058	71,733
Restructuring and reorganization	—	—	—	—	—	12,677	12,677
Total operating expenses	92,802	8,715	49,781	13,197	2,110	26,054	192,659
Loss from operations	(18,691)	(1,948)	(19,434)	(6,415)	(2,114)	(26,054)	(74,656)
Interest income, interest expense, income tax expense, and other expense, net	(123)	(1,245)	232	(35)	11	(2,330)	(3,490)
Net loss	$(18,814)	$(3,193)	$(19,202)	$(6,450)	$(2,103)	$(28,384)	$(78,146)

	Three Months Ended June 30, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$(18,814)	$(3,193)	$(19,202)	$(6,450)	$(2,103)	$(28,384)	$(78,146)
Interest income(1)	—	(159)	(1)	(2,929)	(12)	(381)	(3,482)
Interest expense(2)	—	1,403	—	1,958	—	2,214	5,575
Income tax expense	—	—	(230)	33	—	356	159
Depreciation and amortization	4,551	603	9,511	1,070	318	274	16,327
Stock-based compensation(3)	9,670	1,527	2,739	780	441	1,656	16,813
Acquisition-related costs(4)	—	—	—	—	—	1,507	1,507
Restructuring and reorganization(5)	—	—	—	—	—	12,677	12,677
Adjusted EBITDA	$(4,593)	$181	$(7,183)	$(5,538)	$(1,356)	$(10,081)	$(28,570)

(1) Interest income includes $2.9 million of interest income related to originated mortgage loans for the three months ended June 30, 2022.
(2) Interest expense includes $2.0 million of interest expense related to our warehouse credit facilities for the three months ended June 30, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022 workforce reduction.

	Three Months Ended June 30, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$252,199	$172,445	$42,548	$5,099	$3,422	$(4,398)	$471,315
Cost of revenue	164,125	167,420	7,570	6,832	3,630	(4,398)	345,179
Gross profit	88,074	5,025	34,978	(1,733)	(208)	—	126,136
Operating expenses
Technology and development	20,010	3,080	13,568	2,536	479	1,815	41,488
Marketing	41,746	572	12,607	130	30	313	55,398
General and administrative	18,498	2,078	23,116	1,927	416	13,532	59,567
Total operating expenses	80,254	5,730	49,291	4,593	925	15,660	156,453
Income (loss) from operations	7,820	(705)	(14,313)	(6,326)	(1,133)	(15,660)	(30,317)
Interest income, interest expense, income tax expense, and other expense, net	(3)	(662)	212	1	1	2,890	2,439
Net income (loss)	$7,817	$(1,367)	$(14,101)	$(6,325)	$(1,132)	$(12,770)	$(27,878)

	Three Months Ended June 30, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net income (loss)	$7,817	$(1,367)	$(14,101)	$(6,325)	$(1,132)	$(12,770)	$(27,878)
Interest income(1)	—	(2)	—	(414)	(1)	(131)	(548)
Interest expense(2)	—	664	—	407	—	2,149	3,220
Income tax expense	—	—	(212)	—	—	(4,840)	(5,052)
Depreciation and amortization	3,180	412	9,110	313	167	495	13,677
Stock-based compensation(3)	9,042	1,239	113	770	191	2,388	13,743
Acquisition-related costs(4)	—	—	—	—	—	5,616	5,616
Restructuring and reorganization(5)	—	—	—	—	—	—	—
Adjusted EBITDA	$20,039	$946	$(5,090)	$(5,249)	$(775)	$(7,093)	$2,778

(1) Interest income includes $0.4 million of interest income related to originated mortgage loans for the three months ended June 30, 2021.
(2) Interest expense includes $0.4 million of interest expense related to our warehouse credit facilities for the three months ended June 30, 2021.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022 workforce reduction.

	Six Months Ended June 30, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$429,295	$642,359	$76,292	$56,015	$10,263	$(9,963)	$1,204,261
Cost of revenue	331,482	614,704	15,094	51,834	10,570	(9,963)	1,013,721
Gross profit	97,813	27,655	61,198	4,181	(307)	—	190,540
Operating expenses
Technology and development	54,435	8,803	29,154	4,251	2,225	2,278	101,146
Marketing	71,608	1,974	24,128	1,871	125	379	100,085
General and administrative	47,333	6,035	46,015	10,974	1,562	18,780	130,699
Restructuring and reorganization	—	—	—	—	—	18,386	18,386
Total operating expenses	173,376	16,812	99,297	17,096	3,912	39,823	350,316
Loss from operations	(75,563)	10,843	(38,099)	(12,915)	(4,219)	(39,823)	(159,776)
Interest income, interest expense, income tax expense, and other expense, net	(123)	(2,869)	701	(35)	12	(6,862)	(9,176)
Net (loss) income	$(75,686)	$7,974	$(37,398)	$(12,950)	$(4,207)	$(46,685)	$(168,952)

	Six Months Ended June 30, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net (loss) income	$(75,686)	$7,974	$(37,398)	$(12,950)	$(4,207)	$(46,685)	$(168,952)
Interest income(1)	—	(184)	(1)	(3,247)	(13)	(575)	(4,020)
Interest expense(2)	—	3,052	—	2,235	—	4,427	9,714
Income tax expense	—	—	(434)	33	—	694	293
Depreciation and amortization	8,569	1,141	18,867	1,372	573	618	31,140
Stock-based compensation(3)	19,810	3,064	4,979	1,381	810	3,557	33,601
Acquisition-related costs(4)	—	—	—	—	—	2,424	2,424
Restructuring and reorganization(5)	—	—	—	—	—	18,386	18,386
Adjusted EBITDA	$(47,307)	$15,047	$(13,987)	$(11,176)	$(2,837)	$(17,154)	$(77,414)

(1) Interest income includes $3.2 million of interest income related to originated mortgage loans for the six months ended June 30, 2022.
(2) Interest expense includes $2.2 million of interest expense related to our warehouse credit facilities for the six months ended June 30, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022 workforce reduction.

	Six Months Ended June 30, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$420,808	$265,171	$42,548	$10,810	$7,068	$(6,771)	$739,634
Cost of revenue	292,342	258,551	7,570	12,701	6,747	(6,771)	571,140
Gross profit	128,466	6,620	34,978	(1,891)	321	—	168,494
Operating expenses
Technology and development	40,130	5,910	13,767	4,904	952	3,503	69,166
Marketing	52,928	779	12,611	264	63	555	67,200
General and administrative	42,429	4,507	23,149	3,352	933	22,587	96,957
Total operating expenses	135,487	11,196	49,527	8,520	1,948	26,645	233,323
Loss from operations	(7,021)	(4,576)	(14,549)	(10,411)	(1,627)	(26,645)	(64,829)
Interest income, interest expense, income tax expense, and other expense, net	(31)	(1,082)	212	2	1	2,065	1,167
Net loss	$(7,052)	$(5,658)	$(14,337)	$(10,409)	$(1,626)	$(24,580)	$(63,662)

	Six Months Ended June 30, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$(7,052)	$(5,658)	$(14,337)	$(10,409)	$(1,626)	$(24,580)	$(63,662)
Interest income(1)	—	(7)	—	(771)	(1)	(284)	(1,063)
Interest expense(2)	—	1,089	—	835	—	3,063	4,987
Income tax expense	—	—	(212)	—	—	(4,840)	(5,052)
Depreciation and amortization	6,230	803	9,111	591	334	949	18,018
Stock-based compensation(3)	17,560	2,373	174	1,444	341	4,435	26,327
Acquisition-related costs(4)	—	—	—	—	—	7,723	7,723
Restructuring and reorganization(5)	—	—	—	—	—	—	—
Adjusted EBITDA	$16,738	$(1,400)	$(5,264)	$(8,310)	$(952)	$(13,534)	$(12,722)

(1) Interest income includes $0.8 million of interest income related to originated mortgage loans for the six months ended June 30, 2021.
(2) Interest expense includes $0.8 million of interest expense related to our warehouse credit facilities for the six months ended June 30, 2021.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022 workforce reduction.

Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Three Months Ended September 30, 2022
	Low	High
Net loss	$(87)	$(79)
Net interest expense	5	5
Income tax expense	—	—
Depreciation and amortization	16	16
Stock-based compensation	19	19
Acquisition-related costs	—	—
Restructuring and reorganization	—	—
Adjusted EBITDA	$(47)	$(39)

Note: Figures may not sum due to rounding.